REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”) is entered into as of October 16, 2006, by and among INNOVATIVE SOFTWARE TECHNOLOGIES, INC., a California corporation with offices at 3998 FAU Blvd., Bldg. 1-210, Boca Raton, Florida (the “Company”), and each of the parties identified as “Purchasers” on the signature pages hereto (collectively and individually, the “Purchaser”).

WITNESSETH:

WHEREAS, the Company has issued to the Purchasers one or more Convertible Promissory Notes on the dates and in the amounts set forth on each Purchaser’s respective signature page hereto (the “Notes”).

WHEREAS, in connection with the issuance of the Notes, the Purchasers have acquired from the Company warrants to purchase shares of common stock, par value $.001 per share, of the Company (“Common Stock”) in the amounts and on the dates set forth on each Purchaser’s respective signature page hereto (the “Warrants”).

WHEREAS, the Notes are convertible into shares of Common Stock under the circumstances and pursuant to the terms and conditions set forth in the Notes (the “Conversion Shares”), and the Warrants contemplate that the Warrants will be exercisable into shares of Common Stock pursuant to the terms and conditions set forth in the Warrants (the “Warrant Shares”).

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Company and the Purchaser agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” and “Holders” shall mean the Purchaser and any permitted transferee or transferees of Registrable Securities (as defined below), Notes, or Warrants that have not been sold to the public and to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement; provided that neither such person nor any affiliate of such person is registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended, or a member of the National Association of Securities Dealers, Inc.

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean (i) the Conversion Shares and Warrant Shares and (ii) other shares of Common Stock issued or issuable to each Holder or its permitted transferee or designee (a) upon any exchange of or any replacement of the Notes or Warrants, or (b) upon any conversion, exercise or exchange of any securities issued in connection with any such exchange or replacement; provided that all such shares shall cease to be Registrable Securities at such time as they have been sold under a registration statement or pursuant to Rule 144 under the Securities Act or otherwise or at such time as they are eligible to be sold pursuant to Rule 144(k).

“Registration Expenses” shall mean all expenses to be incurred by the Company in connection with each Holder’s registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

“Regulation D” shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

“Securities Act” or “Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including all fees and disbursements of counsel for a Holder in connection with the exercise of Holder’s rights hereunder.

2. Piggyback Registration

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for persons or entities other than the Holders) any Common Stock in connection with the public offering of such Common Stock (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after mailing of such notice by the Company in accordance with Section 15(c), the Company shall, subject to the provisions of Section 2(c), use reasonable commercial efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(c) In connection with any offering involving an underwriting of shares of the Company’s Common Stock, the Company shall not be required under this Section 2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of Registrable Securities requested to be included in such offering exceeds the amount of Registrable Securities that the underwriters determine in their sole discretion is compatible with the success of the offering (after taking into account the maximum number of shares to be sold by the Company and the other selling stockholders, if any, in the offering), then the Company shall be required to include in the offering only that number of Registrable Securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders.

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4. Obligations of the Company

5. . Whenever required under Section 2 of this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable commercial efforts to cause such registration statement to become effective and keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed or the Conversion Shares and Warrant Shares can be sold pursuant to Rule 144 under the Act;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) notify the Holders promptly and, if requested, confirm such advice in writing (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, and (ii) of the issuance by the SEC or any state securities commission of any stop order suspending the effectiveness of a registration statement; and

(e) use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

Notwithstanding the provisions of this Section 4, the Company shall be entitled to postpone or suspend, for a reasonable period of time and upon written notice to the Holders (a “Suspension Notice”), the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

(A) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(B) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(C) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

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6. Expenses of Registration. All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

7. Indemnification.

(a) Company Indemnity. The Company will indemnify each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), registration statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, for any reasonable legal fees of a single counsel and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter (if any) therefor and stated to be specifically for use therein, (ii) any failure by any Holder to comply with prospectus delivery requirements or the Securities Act or Exchange Act or any other law or legal requirement applicable to them or any covenant or agreement contained in this Agreement or (iii) an offer of sale of Conversion Shares or Warrant Shares occurring during a period in which sales under the registration statement are suspended as permitted by this Agreement. The indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b) Holder Indemnity. Each Holder will, severally but not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and partners, and any other stockholder selling securities pursuant to the registration statement and any of its directors, officers, agents, partners, and any person who controls such stockholder within the meaning of the Securities Act or Exchange Act and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), registration statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made or (ii) failure by any Holder to comply with prospectus delivery requirements or the Securities Act, Exchange Act or any other law or legal requirement applicable to them or any covenant or agreement contained in this Agreement, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any reasonable legal fees or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), registration statement filed pursuant to this Agreement or any post-effective amendment thereof in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by the Holders from the sale of the Registrable Securities pursuant to the registration statement in question. The indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c) Procedure. Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

8. Contribution. If the indemnification provided for in Section 7 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder(s) on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder(s) in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder(s) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder(s).

In no event shall the obligation of any Indemnifying Party to contribute under this Section 8 exceeds the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7(a) or 7(b) hereof had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Holder shall be required to contribute any amount in excess of the amount equal to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Survival. The indemnity and contribution agreements contained in Sections 7 and 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, and (ii) the consummation of the sale or successive resales of the Registrable Securities.

10. Information by Holders. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Holder, such Holder will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least ten business days prior to the first anticipated filing date of a registration statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder whether or not such Holder has elected to have any of its Registrable Securities included in the registration statement. If the Company has not received the requested information from a Holder by the business day prior to the anticipated filing date, then the Company may file the registration statement without including Registrable Securities of that Holder.

11. Further Assurances. Each Holder will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any registration statement hereunder, unless such Holder has notified the Company in writing of such Holder’s irrevocable election to exclude all of such Holder’s Registrable Securities from such registration statement.

12. Suspension of Sales. Upon receipt of any Suspension Notice from the Company, each Holder will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus or (ii) the Company advises the Holder that a suspension of sales under Section 4 has terminated. If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) or destroy all copies in the Holder’ s possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

13. Replacement Certificates. The certificate(s) representing the Conversion Shares or Warrant Shares held by the Purchaser (or then Holder) may be exchanged by the Purchaser (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of shares of Common Stock, as reasonably requested by such Purchaser (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

14. Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Purchaser by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of the Notes or Warrants, and all other rights granted to the Purchaser by the Company hereunder may be transferred or assigned to any transferee or assignee of the Notes, Warrants, or Registrable Securities; provided in each case that (i) the Company is given written notice by the Purchaser at the time of or within a reasonable time after such transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement, (ii) such transfer or assignment is made in accordance with applicable law and is not made under the registration statement or Rule 144, (iii) such transfer is made according to the applicable requirements of the Note or Warrant, as the case may be, and (iv) the transferee has provided to the Company an investor questionnaire (or equivalent document) evidencing that the transferee is a “qualified institutional buyer” or an “accredited investor” defined in Rule 501(a)(1),(2),(3), or (7) of Regulation D.

15. Miscellaneous.

(a) Remedies. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) Jurisdiction. Each of the Company and the Purchaser (i) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in Broward and Hillsborough County, Florida for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

(c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

If to the Company:

Innovative Software Technologies, Inc.
3998 FAU Boulevard, Suite 210
Boca Raton, FL 33431
Fax: (561) 417 - 7253
Attention: Christopher J. Floyd, Chief Financial Officer

If to the Purchasers, to the addresses set forth on their respective signature pages hereto:

Any party hereto may from time to time change its address for notices by giving at least five days’ written notice of such changed address to the other parties hereto.

(d) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Purchaser contained herein shall survive the closing of the transaction contemplated by this Agreement.

(e) Execution in Counterpart. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

(f) Signatures. Facsimile signatures shall be valid and binding on each party submitting the same.

(g) Entire Agreement; Amendment. This Agreement, together with the Notes and Warrants and the other agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be amended, modified or terminated except by a written agreement signed by the Company and the Holder of the Registrable Securities seeking registration of such securities.

(h) Governing Law. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and to be performed entirely within such state, except to the extent that the law of the State of California regulates the Company’s issuance of securities.

(i) Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(j) Force Majeure. The Company shall not be deemed in breach of its commitments under this Agreement shall be required if the Company is unable to fulfill its obligations hereunder in a timely fashion if the SEC or the Nasdaq National Market are closed or operating on a limited basis as a result of the occurrence of a Force Majeure. As used herein, “Force Majeure” means war or armed hostilities or other national or international calamity, or one or more acts of terrorism, which are having a material adverse effect on the financial markets in the United States.

(k) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

[signatures to follow]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

By:__________________________________
Christopher J. Floyd
Chief Financial Officer

PURCHASER COUNTERPART SIGNATURE PAGE
TO REGISTRATION RIGHTS AGREEMENT,
DATED October 16, 2006,
AMONG INNOVATIVE SOFTWARE TECHNOLOGIES, INC. AND
THE “PURCHASERS” IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Registration Rights Agreement to which this Signature Page is attached, which, together with all counterparts of the Registration Rights Agreement and Signature Pages of the Company and other “Purchasers” under the Registration Rights Agreement, shall constitute one and the same document in accordance with the terms of the Registration Rights Agreement.

PURCHASER: Crescent International Ltd.

By:__________________________________________

Name:________________________________________

Title:_________________________________________

Date:_________________________________________

Address:                84 av. Louis-Casaï
CH 1216 COINTRIN , Geneva
Switzerland

Date of Note:   October 16, 2006

Principal Amount of Note:     $300,000 USD

Date of Warrant:                      October 16, 2006

Number of Shares Covered by Warrant: 1,200,000